UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

VAN ECK FUNDS
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box)

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

IMPORTANT NOTICE REGARDING THE
AVAILABILITY OF INFORMATION STATEMENT

The Information Statement is available at www.vaneck.com

VAN ECK FUNDS
MULTI-MANAGER ALTERNATIVES FUND

335 Madison Avenue, 19th Floor
New York, New York 10017

INFORMATION STATEMENT

March ☒, 2011

This Information Statement provides information regarding the new sub-adviser (the “New Sub-Adviser”) for Multi-Manager Alternatives Fund (the “Fund”), a portfolio series of the Van Eck Funds (the “Trust”).

At an in-person meeting on September 14-15, 2010 (the “Meeting”), the Board of Trustees of the Trust (the “Board”), comprised solely of Trustees who are not “interested persons” of the Trust or any of its series (the “Independent Trustees”), authorized Van Eck Associates Corporation, the Fund’s investment adviser (the “Adviser”) to enter into a sub-advisory agreement with the New Sub-Adviser, Viathon Capital, L.P. The Adviser entered into an initial sub-advisory agreement with the New Sub-Adviser on December 14, 2010.

Subsequent to entering into the initial sub-advisory agreement, on March [X], 2011, the New Sub-Adviser was purchased by [Acquiror] and the New Sub-Adviser’s name was changed to [New Name] (the “Transaction”). Upon the close of the Transaction, the initial sub-advisory agreement automatically terminated and it was necessary for the Board to consider whether the New Sub-Adviser should continue to manage a portion of the Fund’s assets. At an in-person meeting on March 8-9, 2011 (the “Subsequent Meeting”), the Board authorized the Adviser to enter into a second sub-advisory agreement with the New Sub-Adviser. The Adviser entered into the second sub-advisory agreement with the New Sub-Adviser on March [X], 2011. All references herein to the “sub-advisory agreement” with the New Sub-Adviser are references to both the initial and the second sub-advisory agreement as the terms of both agreements are identical, except with respect to the dates of the agreements and the name of the New Sub-Adviser.

This Information Statement provides information about the New Sub-Adviser, and discusses the terms of, and the Board’s considerations in approving, the sub-advisory agreement with the New Sub-Adviser. This Information Statement is provided in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Exemptive Order”) issued by the Securities and Exchange Commission (“SEC”), under which the Adviser is permitted, subject to supervision and approval of the Board, to enter into and materially amend sub-advisory agreements without seeking shareholder approval. As a condition of the Exemptive Order, the Adviser and the Trust are required to furnish shareholders with information about new sub-advisers and/or changes to the existing sub-advisory agreements.

THIS INFORMATION STATEMENT DOES NOT RELATE
TO A MEETING OF THE FUND’S SHAREHOLDERS OR TO ANY
ACTION BY SHAREHOLDERS. WE ARE NOT ASKING YOU
FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

BACKGROUND

The Trust is an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts. The Trust currently consists of five separate portfolio series. In addition to the Fund, the Trust consists of the following series: CM Commodity Index Fund, Emerging Markets Fund, Global Hard Assets Fund and International Investors Gold Fund.

The Fund seeks to achieve consistent absolute (positive) returns in various market cycles. The Fund pursues its objective by allocating its assets among (i) investment sub-advisers (the “Sub-Advisers”) with experience in managing alternative or non-traditional investment strategies, and (ii) affiliated and unaffiliated funds, including open end and closed end funds and exchange traded funds (“ETFs”), which employ a variety of investment strategies (collectively, the “Underlying Funds”).

The existing Sub-Advisers to the Fund consist of the following: Centaur Performance Group, LLC (“Centaur”), Dix Hills Partners, LLC (“Dix Hills”), Lazard Asset Management LLC (“LAM”), Martingale Asset Management, L.P. (“Martingale”), PanAgora Asset Management, Inc. (“PanAgora”), Primary Funds, LLC (“Primary”) and the New Sub-Adviser. As of the date of this Information Statement, the Fund’s assets allocated to Sub-Advisers are allocated among Centaur, Dix Hills, Primary and the New Sub-Adviser.

The Adviser determines the allocation of the Fund’s assets among the various Sub-Advisers and Underlying Funds. In selecting and weighting investment options, the Adviser seeks to identify Sub-Advisers and Underlying Funds which, based on their investment styles and historical performance, have the potential, in the opinion of the Adviser, to perform independently of each other and achieve positive risk-adjusted returns in various market cycles. This is referred to as “low correlation.” The degree of correlation of any given investment strategy of a Sub-Adviser or an Underlying Fund will, with other investment strategies and the market as a whole, vary as a result of market conditions and other factors, and some Sub-Advisers and Underlying Funds will have a greater degree of correlation with each other and with the market than others.

By allocating its assets among a number of investment options, the Fund seeks to achieve diversification, less risk and lower volatility than if the Fund utilized a single manager or a single strategy approach. The Fund is not required to invest with any minimum number of Sub-Advisers or Underlying Funds, and does not have minimum or maximum limitations with respect to allocations of assets to any Sub-Adviser, investment strategy or market sector. The Adviser may change the allocation of the Fund’s assets among the available investment options, and may add or remove Sub-Advisers, at any time. For a variety of reasons, including capacity and regulatory limitations, not all the Sub-Advisers may be available to the Fund if it chooses to use them in the future.

Each Sub-Adviser is responsible for the day-to-day management of its allocated portion of Fund assets. The Adviser has ultimate responsibility, subject to the oversight of the Board of Trustees of the Fund, to oversee the Sub-Advisers, and to recommend their hiring, termination and replacement. The Fund pays the Adviser a monthly fee at an annual rate of: (i) 1.00% of the Fund’s average daily net assets that are managed by the Adviser, and not by a Sub-Adviser, and that are invested in Underlying Funds; and (ii) 1.60% of the Fund’s average daily net assets with respect to all other assets of the Fund. The addition of the New Sub-Adviser as a sub-adviser will not result in a change to the Adviser’s advisory fee.

The Adviser has contractually agreed to waive fees and/or reimburse certain operating expenses (excluding Underlying Fund expenses, interest expense, dividends on securities sold short, trading expenses, taxes and extraordinary expenses) to the extent the total annual Fund operating expenses exceed 2.40% for Class A, 1.95% for Class I and 2.00% for Class Y of the Fund’s average daily net assets, until May 1, 2011. The agreement to limit the total annual Fund operating expenses is limited to the Fund’s direct operating expenses and, therefore, does not apply to any Underlying Fund fees and expenses, which are indirect expenses incurred by the Fund through its investments in Underlying Funds.

The following table shows the advisory fee paid to the Adviser and the sub-advisory fees paid by the Adviser to the Fund’s Sub-Advisers during the twelve month period ended January 31, 2011.

Advisory Fee Paid to the Adviser	Advisory Fees Paid to the Adviser as a % of Average Net Assets of the Fund	Sub-Advisory Fees Paid by the Adviser to the Sub-Advisers	Sub-Advisory Fees Paid by the Adviser to the Sub-Advisers as a % of Average Net Assets of the Fund

$451,479	0.96%	$16,298	0.03%

INFORMATION ABOUT THE NEW SUB-ADVISER

Compensation

Under the sub-advisory agreement between the Adviser and the New Sub-Adviser, the Adviser is responsible for all fees payable to the New Sub-Adviser for its services as a Sub-Adviser to the Fund. The Fund is not responsible for the payment of any portion of such fees. Accordingly, the appointment of the New Sub-Adviser to the Fund does not affect the management fees paid by the Fund or its shareholders.

Terms of the Sub-advisory Agreement

The terms and conditions of the sub-advisory agreement with the New Sub-Adviser are substantially similar to those of each existing sub-advisory agreement with the Fund’s other Sub-Advisers, except that the fee rate to be paid to the New Sub-Adviser under its sub-advisory agreement may differ from the fee rate charged by the existing Sub-Advisers pursuant to their respective sub-advisory agreements. A copy of the form of sub-advisory agreement between the Fund and the New Sub-Adviser is attached as Exhibit A to this Information Statement.

Generally, under the Fund’s sub-advisory agreements, each Sub-Adviser is responsible, with respect to the Fund’s assets allocated to Sub-Adviser (“the Allocated Assets”), for:

•

providing an investment program for the Allocated Assets in consultation with, and subject to the overall supervision and review of, the Board and the Adviser, and in accordance with the Fund’s investment objectives, policies and restrictions, and with the Fund’s articles of incorporation, bylaws, and prospectus;

•	providing the office space, facilities and equipment required for managing the Allocated Assets;

•	placing orders to purchase and sell investments and selecting brokers and seeking the best overall terms available for such transactions;

•	maintaining books and records on portfolio transactions;

•	providing transactional information to the Fund’s custodian;

•	providing records and reports to the Adviser and the Fund’s Board as necessary; and

•	maintaining compliance policies and procedures.

New Sub-Adviser

General

The New Sub-Adviser is an investment adviser registered with the SEC. The New Sub-Adviser is located at 25 Union Place, Summit, New Jersey, 07901. As of January 31, 2011, assets under management were approximately $55.5 million.

Investment Strategy

The New Sub-Adviser employs a fundamental long/short fixed income strategy which includes a research intensive process to identify investments across three main themes: 1) relative value opportunities, 2) distressed situations at or near a resolution and 3) event driven trades. The New Sub-Adviser manages systemic risk by employing proprietary liquidity ranking and market correlation analysis. On a daily basis, the New Sub-Adviser evaluates the idiosyncratic risk for each position.

Principal Officers

Prior to March [X], 2011, the principal executive officers of the New Sub-Adviser and their principal occupations were as follows:

Name	Principal Occupation

Robert Comizio	Managing Partner and Chief Investment Officer

Robert Goodman	Portfolio Manager

Frank Wang	Head of Operations/Research Analyst

As of March [X], 2011, the principal executive officers of the New Sub-Adviser and their principal occupations were as follows:

Name	Principal Occupation

Control Persons

Prior to March [X], 2011, Mr. Robert Comizio c/o Viathon Capital, L.P., 25 Union Place, Summit, New Jersey, 07901, owned of record or beneficially 10 percent or more of the outstanding voting securities of the New Sub-Adviser. As of March [X], 2011, [Acquiror], [Acquiror’s address], owned of record or beneficially 10 percent or more of the outstanding voting securities of the New Sub-Adviser.

BOARD CONSIDERATION

Board’s Initial Considerations at the Meeting

          The Investment Company Act of 1940, as amended, provides, in substance, that each investment advisory agreement between a fund and its investment advisers will be entered into only if it is approved, and will continue in effect from year to year, after an initial two-year period, only if its continuance is approved at least annually, by the Board, including by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of considering such approval.

          At the Meeting, the Board, which is comprised exclusively of Independent Trustees, considered authorizing the Adviser to enter into a new sub-advisory agreement with respect to the Fund, for an initial two-year term with the New Sub-Adviser. The Board reviewed and considered information that had been provided throughout the year at regular Board meetings as well as information prepared specifically in connection with the Board’s deliberations with respect to the approval of the proposed sub-advisory arrangement for the Fund. This information included, among other things, information about the Adviser’s short-term and long-term business plans with respect to the Fund; a description of the proposed sub-advisory agreement, its terms, and the services to be provided and fee to be paid thereunder; and information regarding the New Sub-Adviser’s organization, personnel, investment strategies, and key compliance procedures.

          In considering whether to approve the sub-advisory agreement with the New Sub-Adviser, the Board evaluated the following factors: (1) the nature, extent and quality of the services to be provided by the New Sub-Adviser; (2) the capabilities and background of the New Sub-Adviser’s investment personnel, and the overall capabilities, experience, resources and strengths of the New Sub-Adviser in managing other accounts utilizing similar investment strategies; (3) the terms of the sub-advisory agreement with the New Sub-Adviser and the reasonableness and appropriateness of the particular fee to be paid for the services described therein; (4) the willingness and ability of the New Sub-Adviser to implement its investment strategy for the Fund with a small amount of assets at the inception of the sub-advisory relationship; (5) the scalability of the New Sub-Adviser’s processes and procedures over time; and (6) the Fund’s structure and the manner in which the New Sub-Adviser’s investment strategy will assist the Fund in pursuing its investment objectives. The Board also met with representatives of the New Sub-Adviser.

          In considering the proposal to approve the sub-advisory agreement with the New Sub-Adviser, the Board noted that members of the New-Sub-Adviser’s portfolio management team have more than 10 years experience in the securities industry and that the portfolio management team that will be responsible for managing assets of the Fund has worked together as a team for more than three years. The Board also considered the importance to the Fund of having access to investment advisers with experience in creating long/short positions in individual bonds as an investment strategy and the relatively small number of investment advisers available to the Fund with experience in deploying this investment strategy.

          The Board concluded that the New Sub-Adviser is qualified to manage a portion of the Fund’s assets in accordance with its investment objectives and policies, that the New Sub-Adviser’s investment strategy is appropriate for pursuing the Fund’s investment objectives, and that such strategy would be complementary to the investment strategies employed by the Fund’s other sub-advisers. The Board also concluded that the fees payable to the New Sub-Adviser for its services are reasonable.

          In view of the anticipated size of the Fund and the fact that the New Sub-Adviser is not affiliated with the Adviser, the Board did not consider the profitability of the New Sub-Adviser to be relevant to its consideration of the sub-advisory agreement.

          The Board did not consider any single factor as controlling in determining whether or not to enter into the sub-advisory agreement with the New Sub-Adviser. Nor are the items described herein all of the matters considered by the Board. Based on its consideration of the foregoing factors and conclusions, and such other factors and conclusions as it deemed relevant, and assisted by the advice of its independent counsel, the Board concluded that entering into the sub-advisory agreement, including the fee structure, is in the interests of shareholders, and accordingly, the Board approved entering into the sub-advisory agreement with the New Sub-Adviser.

[Board’s Additional Considerations at the Subsequent Meeting

          At the Subsequent Meeting, the Board considered authorizing the Adviser to enter into a second sub-advisory agreement with the New Sub-Adviser for an initial two-year term. The Board reviewed and considered information that had been provided at the Meeting as well as information prepared specifically in connection with the Board’s deliberations with respect to the approval of the second sub-advisory agreement. This information included, among other things, a description of the terms of the second sub-advisory agreement, the services to be provided and fee to be paid thereunder; and information regarding any changes that may occur following the Transaction to the New Sub-Adviser’s organization, personnel, investment strategies, or key compliance procedures.

          In considering whether to approve the second sub-advisory agreement with the New Sub-Adviser, the Board evaluated the following factors:

[list factors considered by Board at Subsequent Meeting]

The Board also met with representatives of the New Sub-Adviser.

          The Board concluded that the New Sub-Adviser continued to be qualified to manage a portion of the Fund’s assets in accordance with its investment objectives and policies and that the fees payable to the New Sub-Adviser for its services are reasonable. Accordingly, the Board approved entering into the second sub-advisory agreement with the New Sub-Adviser.]

ADDITIONAL INFORMATION ABOUT THE ADVISER AND THE TRUST

The Adviser

The investment adviser and manager of the Fund is the Adviser, a Delaware corporation, pursuant to an Advisory Agreement with the Trust. The Adviser is an investment adviser registered with the SEC. Its principal business address is 335 Madison Avenue, 19th Floor, New York, New York 10017. John C. van Eck and members of his immediate family own 100% of the voting stock of the Adviser. The following chart provides information about the Adviser’s owners and its directors and officers who are also officers of the Trust:

Name	Position with the Adviser	Position with the Trust
John C. van Eck	Chairman, Owner & Director	None

Jan F. van Eck	President, Director and Owner	Chief Executive Officer and President
Bruce J. Smith	Senior Vice President, Chief Financial Officer, Treasurer, Controller and Director	Senior Vice President and Chief Financial Officer
Russell G. Brennan	Assistant Vice President	Assistant Vice President and Assistant Treasurer
Charles T. Cameron	Director of Trading	Vice President
John Crimmins	Vice President of Portfolio Administration	Treasurer
Susan C. Lashley	Vice President	Vice President
Thomas. K. Lynch	Chief Compliance Officer	Chief Compliance Officer
Laura I. Martínez	Assistant Vice President, Associate General Counsel and Assistant Secretary	Assistant Vice President and Assistant Secretary
Joseph J. McBrien	Senior Vice President, General Counsel and Assistant Secretary	Senior Vice President, Secretary and Chief Legal Officer
Jonathan R. Simon	Vice President, Associate General Counsel and Assistant Secretary	Vice President and Assistant Secretary

Administrative and Accounting Services

Shares of the Fund are offered on a continuous basis and are distributed through Van Eck Securities Corporation, 335 Madison Avenue, 19th Floor, New York, New York 10017, a wholly owned subsidiary of the Adviser.

State Street Bank and Trust Company, 225 Franklin Street, Boston, MA 02110 is the custodian of the Trust’s portfolio securities, cash, coins and bullion. The custodian is authorized, upon the approval of the Trust, to establish credits or debits in dollars or foreign currencies with, and to cause portfolio securities of the Fund to be held by its overseas branches or subsidiaries, and foreign banks and foreign securities depositories which qualify as eligible foreign custodians under the rules adopted by the Securities and Exchange Commission.

DST Systems, Inc., 210 West 10th Street, Kansas City, MO 64105 serves as transfer agent for the Trust.

Ernst & Young LLP, Five Times Square, New York, NY 10036 serves as independent registered public accounting firm for the Trust.

Goodwin Procter LLP, Exchange Place, Boston, MA 02109 serves as counsel to the Trust.

Affiliated Brokerage Commissions

For the fiscal year ended December 31, 2010, the Fund paid no commissions to brokers affiliated with the Adviser or the sub-advisers.

Outstanding Shares and Ownership of Shares

Shares of the Fund issued and outstanding as of January 31, 2011 are indicated in the following table:

Fund	# of Shares

Multi-Manager Alternatives Fund

Class A	4,050,948

Class I	819,546

Class Y	155,839

Principal Shareholders

As of January 31, 2011, the following persons beneficially owned more than 5% of the outstanding shares of a Class of the Fund as indicated below:

Name of Shareholder and Address	Class	# of Shares of Class	Percentage of Class

UBS WM USA 000 11011 6100 Omni Account M/F Attn Department Manager 1000 Harbor Blvd, Fl. 5 Weehawken, NJ 07086-6761	A	1,287,674	31.79%

Van Eck Absolute Return Advisors Corp Attn Bruce Smith 335 Madison Avenue, 19th FL New York, NY 10017-4611	A	285,180	7.04%

Van Eck Absolute Return Advisers Corp Attn Bruce Smith 335 Madison Avenue 19th FL New York NY 10017-4611	I	285,168	34.80%

Brown Brothers Harriman & Co As Custodian 525 Washington BLVD Jersey City, NJ 07310-1606	I	225,200	27.48%

Brown Brothers Harriman & Co As Custodian 525 Washington BLVD Jersey City, NJ 07310-1606	I	123,500	15.07%

Brown Brothers Harriman & Co As Custodian 525 Washington BLVD Jersey City, NJ 07310-1606	I	105,000	12.81%

LPL Financial A/C 1000-0005 9785 Towne Centre Drive San Diego, CA 92121-1968	Y	116,858	74.99%

Counsel Trust DBA Mid Atlantic Trust Co FBO Ban Eck Associates PSP & Trust 335 Madison Avenue New York, NY 10017-4611	Y	9,141	5.87%

Oppenheimer & Co Inc. FBO Arthur D. Pringle III DEC or TR DTD 12/7/1992 Arthur D. Princel III TTEE PAS 8613 1 120th Street Palos Park, IL 60464-1210	Y	8,873	5.69%

As of January 31, 2011, the officers and Trustees of the Fund owned as a group less than 1% of the outstanding shares of the Fund.

REPORTS AVAILABLE

Copies of the Fund’s financial report will be furnished without charge upon request. Call Van Eck at 1-800-826-2333 or visit the Van Eck website at www.vaneck.com to request, free of charge, the annual or semi-annual reports or other information about the Fund. To reduce expenses, only one copy of the Fund’s annual report or information statement, as applicable, may be mailed to households, even if more than one person in a household is a Fund shareholder. Call Van Eck at the above number if you need additional copies of the annual report or information statement or if you do not want the mailing of these documents to be combined with those for other members of your household.

EXHIBIT A

FORM OF SUB-INVESTMENT ADVISORY AGREEMENT
          This advisory agreement (this “Agreement”) made as of December ___, 2010 is entered into by and among _________, a ____________ formed under the laws of the State of __________ and having its principal place of business in ___________ (the “Sub-Adviser”) and Van Eck Associates Corporation, a corporation organized under the laws of the State of Delaware and having its principal place of business in New York, New York (the “Adviser”).

WITNESSETH:

          WHEREAS, Van Eck Funds (the “Trust”) is engaged in business as an open-end investment company and is so registered under the Investment Company Act of 1940, as it is amended from time to time (“1940 Act”);

          WHEREAS, the Sub-Adviser is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940, as it is amended from time to time (“Advisers Act”);

          WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets;

          WHEREAS, the Trust offers shares in one of such series, namely, Multi-Manager Alternatives Fund (the “Fund”) and invests the proceeds in securities and other assets;

          WHEREAS, the Trust has retained the Adviser to render management and advisory services; and

          WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory and other services hereunder to the Fund in respect to the portion of the Fund’s assets as may, from time to time, be allocated by the Adviser to the Sub-Adviser (as such amount may change in value from time to time, whether pursuant to a change in the amount of assets allocated to the Sub-Adviser or as a consequence of a change in the value of the assets allocated to the Sub-Adviser, the “Allocated Assets”) and the Sub-Adviser is willing to do so;

          NOW, THEREFORE, in consideration of the mutual promises of the parties hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:

1. APPOINTMENT OF SUB-ADVISER

With respect to the Allocated Assets the Adviser hereby appoints the Sub-Adviser to act as investment adviser to the Fund for the period and on the terms herein set forth. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. So long as the Sub-Adviser serves as investment adviser to the Fund pursuant to this Agreement, the obligation of the Adviser under this Agreement with respect to the Fund shall be, subject in any event to the control of the Board of Trustees of the Trust (the “Board”), to allocate and reallocate the Fund’s assets among the Sub-Adviser, the Adviser and other sub-advisers as the Adviser, in its sole discretion, deems appropriate. The Adviser will determine and review with the Sub-Adviser the investment policies of the Fund; and, with respect to the Allocated Assets, the Sub-Adviser shall make investment decisions for the Fund, and, in making such investment decisions and placing orders for the purchase and sale of portfolio securities for the Fund, will adhere to all applicable investment objectives, policies and restrictions. The Adviser will compensate the Sub-Adviser for its services to the Fund, in accordance with the provisions of this Agreement. The Adviser or the Fund, subject to the terms of this Agreement, may terminate the services of the Sub-Adviser at any time in their sole discretion, and the Adviser shall at such time assume the responsibilities of the Sub-Adviser unless and until a successor investment adviser is selected.

2. DUTIES OF SUB-ADVISER

With respect to the Allocated Assets only, the Sub-Adviser shall furnish at its own expense, except as otherwise provided herein, the following services and facilities to the Trust:

                    (a) Sub-Advisory Services. The Sub-Adviser will (i) determine (subject to the overall supervision and review of the Board and the Adviser) which investments shall be purchased, held, sold or exchanged and which portion, if any, of the Allocated Assets shall be held uninvested, and (ii) make changes on behalf of the Fund in the investments. The Sub-Adviser will provide the services hereunder in accordance with the Fund’s investment objectives, policies and restrictions (1) as stated in the prospectus and statement of additional information which is part of the Trust’s Registration Statement (as amended from time to time the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”), and (2) pursuant to any written guidelines provided by the Adviser to the Sub-Adviser, including, for the avoidance of doubt, in the Trust’s Amended and Restated Master Trust Agreement and By-Laws, as they may be amended from time to time, copies of which shall be sent to the Sub-Adviser by the Adviser. Notwithstanding anything in this Agreement to the contrary, in no event shall the Sub-Adviser be liable for or otherwise obligated to comply with any investment objective, policy or restriction contained in the Registration Statement or otherwise that has not been provided in writing to the Sub-Adviser or as otherwise set forth in applicable laws, rules or regulations. Following the Sub-Adviser’s receipt in writing of any revisions to the investment objectives, policies or restrictions applicable to the Fund, the Sub-Adviser shall have a reasonable period of time to comply with such revised investment objectives, policies and restrictions. Notwithstanding the foregoing, the Sub-Adviser shall (i) be responsible for implementing any changes in applicable laws, rules and regulations immediately and (ii) be deemed to have been provided in writing any amendments to the Registration Statement that are filed by the Adviser with the SEC as part of the Fund’s annual update process. The Sub-Adviser also will manage, supervise and conduct such affairs and business of the Trust that are incidental to the services to be provided by the Sub-Adviser pursuant to this Agreement, and which are usual and customary for agreements of this type, as the Sub-Adviser and the Trust may agree from time to time, subject always to the control of the Board and to the provisions of the Trust’s Amended and Restated Master Trust Agreement, the Trust’s By-Laws and the 1940 Act. With respect to the services provided by the Sub-Adviser under this Agreement, it shall be responsible for compliance with all applicable laws, rules and regulations. The Sub-Adviser will adopt, or has adopted, and will maintain procedures reasonably designed to ensure compliance with applicable laws, rules and regulations.

                    (b) Office Space and Facilities. The Sub-Adviser will arrange to furnish office space, all necessary office facilities, simple business equipment, supplies, utilities, and telephone service required for managing the Allocated Assets pursuant to this Agreement, as the Sub-Adviser shall determine to be necessary, desirable or appropriate in its reasonable discretion

                    (c) Personnel. The Sub-Adviser shall provide executive and clerical personnel for managing the Allocated Assets pursuant to this Agreement as the Sub-Adviser shall determine to be necessary, desirable or appropriate in its reasonable discretion.

                    (d) Portfolio Transactions. All orders placed by the Sub-Adviser for the purchase and sale of portfolio securities shall be for the account of the Fund with brokers or dealers selected by the Sub-Adviser. The Fund will pay the actual transaction costs, including without limitation brokerage commissions on portfolio transactions in accordance with this Paragraph 2(d). In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will seek on behalf of the Fund the best overall terms available, consistent with the Sub-Adviser’s fiduciary responsibilities as investment adviser to the Trust. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant in its sole discretion, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub-Adviser or an affiliate of the Sub-Adviser in respect of accounts over which it exercises investment discretion. The Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting such transaction if the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Sub-Adviser or its affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Sub-Adviser or its affiliates provided that the Sub-Adviser does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in an equitable manner among the accounts involved in accordance with procedures adopted by the Sub-Adviser. The Sub-Adviser is authorized to allocate the orders placed by it on behalf of the Fund to the Adviser, Sub-Adviser, or another of the Fund’s Sub-Adviser, or affiliate thereof that is registered as a broker-dealer with the SEC, in compliance with Rule 17e-1 procedures that the Trust’s Board of Trustees shall adopt from time to time, and which the Adviser shall communicate in writing to the Sub-Adviser promptly thereafter. The Sub-Adviser is authorized to aggregate orders for the purchase or sale of securities on behalf of the Fund and other clients in accordance with its aggregation policies, which currently specify, among other things, that no investment advisory client will be favored over any other investment advisory client, that each client that participates in an aggregated order will participate at the average share price for all of the Sub-Adviser’s transactions with respect to such security on a given business day, and that transaction costs will be shared pro rata based on each client’s participation in the transaction. Notwithstanding the foregoing, the Sub-Adviser shall provide 30 days advance notice to the Adviser of any material changes to its aggregation policies.

                    (e) Custodian. In connection with the purchase and sale of securities for the Fund, the Sub-Adviser will arrange for the transmission to the custodian and record keeping agent for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and record keeping agent to perform its administrative and record keeping responsibilities with respect to the Allocated Assets. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser will arrange for the automatic transmission of the confirmation of such trades to the Fund’s custodian and record keeping agent.

                    (f) Daily Monitoring. The Sub-Adviser will monitor on a daily basis the determination by the custodian and record keeping agent for the Fund of the valuation of portfolio securities and other investments. The Sub-Adviser, or its agent, will assist the custodian and record keeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other assets for which the custodian and record keeping agent seek assistance from, or identifies for review by, the Sub-Adviser. The Sub-Adviser, or its agent, shall assist the Board in determining the fair value of such securities or assets for which market quotations are not readily available.

                    (g) Investment Records. The Sub-Adviser, or its agent, will provide the Trust or the Adviser with all of the Fund’s investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the custodian and record keeping agent for the Trust) as are necessary to assist the Trust and the Adviser to comply with requirements of the 1940 Act and the Advisers Act as well as other applicable laws and may retain a copy. The Sub-Adviser, or its agent, will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

                    (h) Reports. The Sub-Adviser will provide reports to the Board for consideration at meetings of the Board on the investment program for the Fund and the issues and securities represented in the Fund’s portfolio, and will furnish the Board with respect to the Fund such periodic and, at the Fund’s expense, special reports as the Trustees or the Adviser may reasonably request from time to time.

                    (i) Advice of Counsel. In managing the Allocated Assets and carrying out its obligations under this Agreement, the Sub-Adviser shall be entitled to receive and act upon advice of counsel to the Trust, counsel to the Adviser or counsel to the Sub-Adviser.

                    (j) Other Advisers. In accordance with Rule 17a-10 under the 1940 Act and any other applicable law, the Sub-Adviser shall not consult with any other sub-adviser to the Fund or any sub-adviser to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions of the Fund in securities or other assets, other than for purposes of complying with the conditions of paragraph (a) and (b) of Rule 12d3-1 under the 1940 Act.

3. EXPENSES OF THE TRUST

Except as provided in Sections 2(d), and (h) above, the Sub-Adviser shall assume and pay all of its own costs and expenses related to providing an investment program for the Fund. The Fund shall be responsible for all its own expenses. The Adviser shall reimburse (or cause the Fund to reimburse) the Sub-Adviser for any expenses reasonably incurred by the Sub-Adviser on behalf of the Fund, the Trust, or the Adviser pursuant to Sections 2(d),and (h) hereof.

4. SUB-ADVISORY FEE

                    (a) In consideration of the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser shall pay the Sub-Adviser a fee payable monthly in arrears, at the annual rate of      % of the average daily net Allocated Assets, from the Advisory Fee (as defined below) (the “Sub-Advisory Fee”).

                    (b) The Adviser shall pay (or cause to be paid) the Sub-Advisory Fee from the advisory fee it receives from the Fund (the “Advisory Fee”), as determined by the Trust or its third-party administrator in accordance with procedures established, from time to time, by or under the direction of the Board. The Trust shall not be liable for the obligation of the Adviser to make payment to the Sub-Adviser.

5. REPRESENTATIONS, COVENANTS AND WARRANTIES

                    (a) Adviser Representations. The Adviser hereby represents and warrants as follows:

                         (i) That it is registered with the SEC as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

                         (ii) that it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and

                         (iii) its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

                    (b) Adviser Covenants. The Adviser hereby covenants and agrees that, so long as this Agreement shall remain in effect:

                         (i) It shall maintain its registration in good standing as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

                         (ii) its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject; and

                         (iii) it shall at all times fully comply with the Advisers Act, the 1940 Act, all applicable rules and regulations under such Acts and all other applicable law.

                    (c) Sub-Adviser Representations. The Sub-Adviser hereby represents and warrants, with respect to the Allocated Assets, as follows:

                         (i) That it is registered with the SEC as an investment adviser under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

                         (ii) that it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and

                         (iii) its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

                    (d) Sub-Adviser Covenants. The Sub-Adviser hereby covenants and agrees, with respect to the Allocated Assets, that, so long as this Agreement shall remain in effect:

                         (i) It shall maintain its registration in good standing as an investment adviser under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

                         (ii) its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject;

                         (iii) it shall at all times fully comply with the Advisers Act, the 1940 Act, all applicable rules and regulations under such Acts and all other applicable law; and

                         (iv) it shall promptly notify the Adviser and the Fund upon the occurrence of any event that might disqualify or prevent it from performing its duties under this Agreement. It further agrees to notify the Adviser and the Fund promptly with respect to written material that has been provided to the Fund or the Adviser by the Sub-Adviser for inclusion in the Registration Statement, or any supplement or amendment thereto, or, if written material has not been provided, with respect to the information pertaining to the Sub-Adviser or Sub-Adviser’s services under this Agreement contained in the Registration Statement, or any supplement or amendment thereto, reviewed by the Sub-Adviser, in either case, of any untrue statement of a material fact or of any omission of any statement of a material fact which is required to be stated therein or is necessary to make the statements contained therein not misleading, but only to the extent that the Sub-Adviser knew or should have known about any such statement or omission. For the avoidance of doubt, nothing in this Agreement shall require the Sub-Adviser to evaluate any portion of the Trust’s Registration Statement that is unrelated to the provision by the Sub-Adviser of the services described in this Agreement (the “Unrelated Provisions”), and the Sub-Adviser shall not be responsible for identifying or correcting or notifying the Adviser, the Fund or the Trust about, any statement or omission thereof by the Sub-Adviser that may result in any Unrelated Provision being untrue or misleading.

6. TRUST TRANSACTIONS

The Sub-Adviser agrees that neither it nor any of its officers, directors, employees or agents will take any long- or short-term position in the shares of the Trust; provided, however, that such prohibition shall not prohibit the purchase of shares of the Trust by any of such persons for their own account and for investment at the price (net asset value) at which such shares are available to the public at the time of purchase or as part of the initial capital of the Trust.

7. RELATIONS WITH TRUST

Subject to and in accordance with the Amended and Restated Master Trust Agreement and By-Laws of the Trust, the Articles of Incorporation and By-Laws of the Adviser, governing documents of the Sub-Adviser and any applicable law, rule or regulation, the parties hereto understand and agree that (i) Trustees, officers, agents and shareholders of the Trust are or may be interested in the Sub-Adviser (or any successor thereof) as directors, officers, or otherwise; (ii) directors, officers, agents and shareholders of the Sub-Adviser are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and (iii) the Sub-Adviser is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such interests shall be governed by the Amended and Restated Master Trust Agreement and By-Laws of the Trust, and any applicable laws, rules and regulations.

8. LIABILITY OF ADVISER, SUB-ADVISER AND OFFICERS AND TRUSTEES OF THE TRUST

                    (a) Limitation on Liability. Neither the Adviser or the Sub-Adviser nor any of their respective officers, directors, employees, agents or controlling persons or assigns or Trustees or officers of the Trust shall be liable for any error of judgment or law, or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Adviser or the Sub-Adviser or any such persons against any liability to the Trust or its shareholders to which the Adviser or Sub-Adviser might otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

                    (b) Trade Errors. Notwithstanding the foregoing, the Sub-Adviser shall be liable for any direct loss suffered by the Trust or its shareholders in connection with any trade errors relating to the Allocated Assets by reason of any misfeasance or negligence in the performance by the Sub-Adviser of the Sub-Adviser’s duties under this Agreement.

9. INDEMNIFICATION.

                    (a) Indemnification by the Adviser. Notwithstanding Section 8 of this Agreement, the Adviser agrees to indemnify, defend and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (“1933 Act”) controls (each, a “Controlling Person”) the Sub-Adviser (all of such persons being referred to as the “Sub-Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of the Sub-Adviser), or litigation (including legal and other) expenses to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act under any other state or federal law, by statute, at common law or otherwise arising out of , the Adviser’s responsibilities to the Trust which (i) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by, or which is the responsibility of, the Adviser and contained in the Registration Statement covering shares of the Fund or any amendment thereof or any supplement thereto, or the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Trust or to any affiliated person of the Adviser by a Sub-Adviser Indemnified Person; or (ii) may be based upon a failure to comply with, or a breach of, any provision of this Agreement by the Adviser; provided that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of any willful misfeasance or gross negligence in the discharge of its obligations and the performance of its duties under this Agreement.

                    (b) Indemnification by the Sub-Adviser. Notwithstanding Section 8 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and each controlling person of the Adviser (all of such persons being referred to as “Adviser Indemnified Persons”) against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of the Adviser), or litigation (including legal and other) expenses to which an Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser’s responsibilities as sub-investment adviser to the Fund which (i) may be based upon any untrue statement or alleged untrue statement of a material fact supplied in writing by the Sub-Adviser for inclusion in the Registration Statement covering shares of the Fund, or any amendment thereof or any supplement thereto, or, with respect to such material fact so supplied by the Sub-Adviser, the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Sub-Adviser, or any affiliated person of the Sub-Adviser by an Adviser Indemnified Person; or (ii) may be based upon a failure to comply with, or a breach of any provision of this Agreement by the Sub-Adviser provided however that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such Adviser Indemnified Person against any liability to which it would otherwise be subject by reason of any willful misfeasance or gross negligence in the discharge of its obligations and the performance of its duties under this Agreement

                    (c) Indemnification Procedures. Neither the Adviser nor the Sub-Adviser shall be liable under this Section with respect to any claim made against an Adviser Indemnified Person or Sub-Adviser Indemnified Person (together, “Indemnified Persons” and each an “Indemnified Person”) unless such Indemnified Person shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Person (or such Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the Indemnified Person against whom such action is brought otherwise than on account of this Section. In case any such action is brought against the Indemnified Person, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Indemnified Person. If the indemnifying party assumes the defense and the selection of counsel by the indemnifying party to represent both the Indemnified Person and the indemnifying party would result in a conflict of interests and would not, in the reasonable judgment of the Indemnified Person, adequately represent the interests of the Indemnified Person, the indemnifying party will at its own expense, assume the defense with counsel to the indemnifying party and, also at its own expense, with separate counsel to an Indemnified Person which counsel shall be satisfactory to the indemnifying party and the Indemnified Person. The Indemnified Person will bear the fees and expenses of any additional counsel retained by it, and the indemnifying party shall not be liable to the Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not have the right to compromise or settle the litigation without the prior written consent of the Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Indemnified Person.

                    (d) Consequential Damages. The parties agree not to, directly or through an affiliate, make any claim against an indemnifying party hereunder for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by the law) in connection with, arising out of or in any way related to the omission or event occurring in connection therewith, except to the extent such claims or damages result from the gross negligence or willful misfeasance of such indemnifying party.

10. DURATION AND TERMINATION OF THIS AGREEMENT

                    (a) Duration. This Agreement shall become effective on the date hereof and shall remain in full force and effect until July 31, 2011, and, thereafter, shall be renewed for subsequent periods of one year so long as such renewal is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Trust, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

                    (b) Termination. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act), or by the Adviser or Sub-Adviser, on sixty (60) days’ written notice to the other party; provided that in the event that this Agreement is terminated pursuant to this Section 10(b), the Adviser shall pay to the Sub-Adviser the amount of any accrued but unpaid Sub-Advisory Fees, the amount of which shall be calculated and paid as set forth herein.

                    (c) Automatic Termination. This Agreement shall automatically and immediately terminate in the event of its “assignment” as defined in the 1940 Act.

11. CONFIDENTIALITY

                    (a) Confidential Information. The parties understand that proprietary and confidential information will, from time to time, be exchanged. Proprietary and confidential information may include, but is not limited to, client lists, business and investment strategies, data compilations, financial statements and other information about the Fund, the Adviser or Sub-Adviser; this information shall be deemed privileged and confidential if it is clearly designated in writing as such at the time it is exchanged or designated at a later time (“Confidential Information”); provided that disclosure of Confidential Information prior to the designation shall not constitute a breach of this Agreement. Each party agrees not to disclose or disseminate Confidential Information without the written approval of the other party. Further, the parties acknowledge that Confidential Information shall be kept secret and confidential for a period of one (1) year from the date of receipt or any update thereto, unless a later date is specified in writing.

                    (b) Certain Information Excluded. Confidential Information shall exclude any material that is (i) lawfully within the recipient’s possession prior to the date of this Agreement and not subject to duty of confidentiality; (ii) voluntarily disclosed by a third-party so long as this third-party does not breach any obligation of confidentiality with respect to such information; (iii) is generally known or revealed to the public through no act or omission of the recipient; (iv) independently developed by the recipient without use or reference to the proprietary or confidential information of the other party; (v) is requested by a any Federal or State regulatory body, court, association, authority or agency such as the National Association of Securities Dealers or the SEC; or (vi) has not been specifically designated as Confidential Information in writing by the party claiming confidentiality.

12. PRIOR AGREEMENT SUPERSEDED

This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

13. MISCELLANEOUS

                    (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

                    (b) Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

14. USE OF NAME

                    (a) Adviser Name. It is understood that the name “Van Eck” or any derivative thereof or logo associated with that name is the valuable property of the Adviser and its affiliates, and that the Trust and Sub-Adviser have the right to use such name (or derivative or logo) only with the approval of the Adviser and only so long as the Adviser is Adviser to the Fund. Upon termination of this Agreement and the management agreement between the Trust and the Adviser, the Sub-Adviser shall forthwith cease to use such name (or derivative or logo).

                    (b) Sub-Adviser Name. It is understood that the name “___________” or any derivative thereof or logo associated with that name is the valuable property of the Sub-Adviser and its affiliates and that the Adviser, Trust and/or Fund have the right to use such name (or derivative or logo) in offering materials of the Trust with the prior approval of the Sub-Adviser and for so long as the Sub-Adviser is an investment adviser to the Fund. Upon termination of this Agreement the Trust and Adviser shall forthwith cease to use such name (or derivative or logo).

15. PROXY VOTING

Unless the Adviser gives the Sub-Adviser written instructions to the contrary, the Sub-Adviser shall use its good-faith judgment, in a manner that it reasonably believes best serves the interest of the Fund’s shareholders, to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Fund are invested.

16. LIMITATION OF LIABILITY

The term “Van Eck Funds” means and refers to the Trustees from time to time serving under the Amended and Restated Master Trust Agreement of the Trust dated February 6, 1992, as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Amended and Restated Master Trust Agreement of the Trust.

17. SERVICES NOT EXCLUSIVE

It is understood that the services of the Sub-Adviser are not exclusive, and nothing in this Agreement shall prevent the Sub-Adviser (or its affiliates) from providing similar services to other clients, including investment companies (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities.

18. MEMBERSHIP OF MANAGER

The Sub-Adviser shall notify the Trust of any change in the ownership of the Sub-Adviser within a reasonable time after such change, to the extent such notification is required under Section 205(a)(3) of the Advisers Act (or any successor provision thereto).

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

VAN ECK ASSOCIATES CORPORATION

By:

Name:
Title:

[NEW SUB-ADVISER]

By:

Name:
Title: